Exhibit 2

GUNTHER INTERNATIONAL LTD.
One Winnenden Road
Norwich, CT 06360-1570

November 28, 2001

To The Parties Identified
On Exhibit A Attached Hereto

           Re:    Termination of Voting Agreement dated October 2, 1998

Dear Sirs:

           Reference is made to that certain voting agreement by and between Gunther International Ltd. (the "Company"), Gunther Partners, LLC ("Gunther Partners"), Park Investment Partners, Inc., the Estate of Harold S. Geneen, Four Partners and Robert Spiegel dated as of October 2, 1998.

           In connection with the closing held today with regard to (1) the Company’s rights offering, (2) the Standby Purchase Agreement by and between the Company and Gunther Partners dated as of October 24, 2001 and (3) certain related transactions referred to in the Recapitalization Agreement dated June 25, 2001 by and between (among others) the Company and Gunther Partners, the Company hereby confirms that it has today reacquired and cancelled all of the unpaid debt issued under the Omnibus Agreement, dated as of October 2, 1998.

           In accordance with the terms of Section 3.3(b) of the Voting Agreement, the Company hereby provides notice that the Voting Agreement has terminated effective on the date of this letter.

Very truly yours, GUNTHER INTERNATIONAL, LTD.
By:	/s/ Michael M. Vehlies

	Name: Title:	Michael M. Vehlies Senior Vice President/Chief Financial Officer
cc:	Marc I. Perkins Richard S. Smith, Jr., Esq.

Page 7 of 17 Pages

EXHIBIT A

ADDRESS LIST

Park Investment Partners, Inc.
900 3rd Avenue
27th Floor
New York, New York 10022
Attention: Gerald H. Newman
Telecopy: (212) 644-8522

Gerald H. Newman
900 3rd Avenue
27th Floor
New York, New York 10022
Telecopy: (212) 644-8522

Gunther Partners, LLC
c/o Tisch Family Interests
667 Madison Avenue
New York, NY 10021
Attention: Thomas M. Steinberg, President
Telecopy: (212) 521-2915

The Estate of Harold S. Geneen
c/o The United States Trust Company of New York
114 West 47th Street, #C-1
New York, NY 10036-1594
Attention: Steven S. Kirkpatrick, Esq.
Telecopy: (212) 852-3852

Four Partners
c/o Tisch Family Interests
667 Madison Avenue
New York, NY 10021
Attention: Thomas M. Steinberg, President
Telecopy: (212) 521-2915

Robert Speigel
60 Sachem Road
Weston, CT 06883
Telecopy: (203) 227-2680

Page 8 of 17 Pages